Exhibit 5.3

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

June 18, 2007

Companhia Vale do Rio Doce

Avenida Graça Aranha, No. 26

20030-900 Rio de Janeiro, RJ, Brazil

Vale Capital Limited

Walkers SPV Limited

Walker House, 87 Mary Street, George Town

Grand Cayman KY1-9002, Cayman Islands

Cayman Islands

Ladies and Gentlemen:

We have acted as special United States counsel to Companhia Vale do Rio Doce, a corporation (sociedade par ações) organized under the laws of the Federative Republic of Brazil (“CVRD”), and Vale Capital Limited, an exempted company incorporated with limited liability under the law of the Cayman Islands (“Vale Capital”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, in one or more series, of debt securities of Vale Capital guaranteed by CVRD (the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued under an indenture (the “Indenture”) to be entered into among the Vale Capital, CVRD and The Bank of New York, as trustee (the “Trustee”). Pursuant to the Indenture, CVRD will unconditionally guarantee all of Vale Capital’s obligations under the Securities (the “Guarantee”).

Companhia Vale do Rio Doce

Vale Capital Limited, p. 2

We have reviewed the Registration Statement, including the form of the Indenture attached thereto as an exhibit, and we have reviewed originals or copies certified or otherwise identified to our satisfaction of all such corporate records of CVRD and Vale Capital and such other instruments and other certificates of public officials, officers and representatives of CVRD and Vale Capital and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Securities will be valid, binding and enforceable obligations of Vale Capital, entitled to the benefits of the Indenture.

2. The Guarantee will be a valid, binding and enforceable obligation of CVRD, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of CVRD or Vale Capital, (a) we have assumed that each of CVRD and Vale Capital, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to CVRD or Vale Capital regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indenture and the Securities), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that each series of Securities will be issued with an original aggregate principal amount (or, in the case of any Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the

Companhia Vale do Rio Doce

Vale Capital Limited, p. 3

Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the Indenture and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over CVRD and Vale Capital, (iv) the Indenture will be duly authorized, executed and delivered by Vale Capital, CVRD and the Trustee at the time of the issuance of Securities and will conform to the form thereof contained in the Registration Statement, (v) the Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) Vale Capital will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and Vale Capital and CVRD will enter together with the Trustee into any necessary supplemental indenture relating to the Securities and will take any other appropriate additional corporate action, and (vii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note that (a) the enforceability in the United States of the waiver in Section 1.14 of the Indenture by each of CVRD and Vale Capital of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.14 of the Indenture of the U.S. federal courts located in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Indenture, the Securities and the Guarantee is (notwithstanding the waiver in Section 1.14) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 10.8 of the Indenture providing for indemnification by Vale Capital and CVRD of the Trustee and the holders of Securities against any loss in obtaining the currency due to the Trustee or such holders of Securities from a court judgment in another currency.

With respect to any Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

In addition, we note that the waiver of defenses relating to the Guarantee in Article 12 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

Companhia Vale do Rio Doce

Vale Capital Limited, p. 4

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Validity of the Securities” as counsel for CVRD and Vale Capital who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Nicolas Grabar
Nicolas Grabar, a Partner